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                                                                      Exhibit 21

              ORANGE AND ROCKLAND UTILITIES, INC. AND SUBSIDIARIES

                                  Subsidiaries


                                                              State of
Parent and Subsidiary*                                      Incorporation
----------------------                                      -------------

Orange and Rockland Utilities, Inc.                         New York

   Rockland Electric Company                                New Jersey

      Enserve Holdings, Inc.                                Delaware

         Compass Resources, Inc.                            Delaware
         Palisades Energy Services, Inc.                    Delaware

      Saddle River Holdings Corp.                           Delaware

         NORSTAR Holdings, Inc.                             Delaware

            NORSTAR Management,  Inc.                       Delaware
               NORSTAR Energy Limited Partnership           Delaware
                  NORSTAR Energy Pipeline Company, LLC      Delaware
            Millbrook Holdings,  Inc.                       Delaware

         Atlantic Morris Broadcasting, Inc.                 Delaware

   Pike County Light & Power Company                        Pennsylvania

   Clove Development Corporation                            New York

   O&R Energy Development, Inc.                             Delaware

   O&R Development, Inc.                                    Delaware


* Each level of indentation represents subsidiary status of the company under which it is immediately indented.


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